Exhibit 99.1

MARTIN MARIETTA REPORTS FIRST-QUARTER 2024 RESULTS

First-Quarter Aggregates Gross Profit Per Ton Increased 14 Percent to $6.53

Magnesia Specialties Achieved Record Quarterly Gross Profit

Quarter Highlights Include Significant Portfolio Enhancements

Full-Year 2024 Guidance Raised to $2.37 Billion at the Midpoint

RALEIGH, N.C. (April 30, 2024) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the first quarter ended March 31, 2024.

First-Quarter Highlights

(Financial highlights are for continuing operations)

	Quarter Ended March 31,
(In millions, except per share)	2024	2023	% Change
Total revenues [1]	$1,251	$1,354	(8)%
Gross profit	$272	$303	(10)%
Earnings from operations [2]	$1,421	$196	625%
Net earnings from continuing operations attributable to Martin Marietta [2]	$1,045	$134	680%
Adjusted EBITDA [3]	$291	$324	(10)%
Earnings per diluted share from continuing operations [2]	$16.87	$2.16	681%

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Quarter ended March 31, 2024 earnings from operations and net earnings from continuing operations attributable to Martin Marietta and earnings per diluted share from continuing operations include $1.3 billion, $0.9 billion and $14.94 per diluted share, respectively, for a nonrecurring gain on a divestiture partially offset by acquisition, divestiture and integration expenses and a noncash asset and portfolio rationalization charge.
3
Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting (refer to the "Non-GAAP Financial Measures" section of the Appendix for Company-defined parameters); nonrecurring gain on divestiture and noncash asset and portfolio rationalization charge, or Adjusted EBITDA, is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.

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Ward Nye, Chairman and CEO of Martin Marietta, stated, “The first quarter was highlighted by numerous significant events that, taken together, should be very beneficial to the Company this year and into the future. Namely, Martin Marietta completed over $4.5 billion of portfolio-enhancing transactions thus far in 2024, increased our aggregates gross profit per ton by over 14 percent for the quarter, and achieved record quarterly gross profit in our Magnesia Specialties business - all notwithstanding the year's weather-challenged start in our most profitable markets. Collectively, these notable accomplishments give us confidence in our ability to increase our full-year 2024 Adjusted EBITDA guidance to $2.37 billion at the midpoint.

"Our positive outlook also reflects continued pricing momentum together with the product demand we expect from record federal- and state-level infrastructure investments, large-scale heavy industrial activity, data centers, and energy projects, which should counterbalance softer residential and warehouse construction demand, as well as an anticipated moderation in light nonresidential activity. Despite near-term interest rate uncertainty, single-family housing remains historically under built, particularly in key Martin Marietta markets with notable population growth. As such, we expect Martin Marietta will disproportionately benefit from new single-family home construction once interest rates moderate and affordability headwinds recede.

"Consistent with our SOAR 2025 priorities, we have continued to strengthen our portfolio by reducing cyclical downstream exposure, while expanding our aggregates footprint through the additions of the Albert Frei & Sons and Blue Water Industries operations. Combined, these pure-play aggregates transactions are expected to add approximately 17 million tons of annual shipments in key markets including Denver, Knoxville, Miami and Nashville, while enhancing our ability to generate consistently higher margins."

Mr. Nye concluded, "Martin Marietta's unrivaled growth opportunities, steady advancement of our strategic plan and fidelity to disciplined pricing and operational excellence, together with multi-year infrastructure tailwinds across our purposefully curated geographic footprint, underpins our confidence to continue delivering sustainable growth and superior value for shareholders for the foreseeable future."

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First-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year first quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated revenues of $1.2 billion, an eight percent decrease. Gross profit decreased ten percent to $248 million.

Aggregates

First-quarter aggregates shipments decreased 12.3 percent to 36.6 million tons due largely to a more weather-impacted start to the year in the Company's East and Southwest Divisions coupled with softening demand in warehouse, office and retail construction, partially offset by more favorable weather and relative strength in the Company's Central and West Divisions. Average selling price (ASP) increased 12.2 percent to $22.26 per ton, or 12.7 percent on an organic mix-adjusted basis, due to strong realization of January 1, 2024, pricing actions.

Aggregates gross profit increased modestly to $239 million, as pricing growth more than offset lower shipments.

Cement and Downstream Businesses

Cement and ready mixed concrete revenues decreased 22 percent to $265 million and gross profit decreased 47 percent to $31 million compared with the prior-year quarter, primarily due to the February 2024 divestiture of the South Texas cement plant and related concrete operations, as well as extremely wet weather in Texas.

Asphalt and paving revenues increased one percent to a first-quarter record of $59 million. Consistent with the Company's historical first-quarter trends, the business posted a gross loss of $22 million due to seasonal winter operational shutdowns in Minnesota and unfavorable winter conditions in Colorado.

Magnesia Specialties Business

Magnesia Specialties achieved record first-quarter gross profit of $29 million, an increase of 15 percent, despite a three percent decrease in revenues to $81 million, as higher pricing offset lower chemical shipments.

Portfolio Optimization

Acquisitions

On January 12, 2024, the Company completed the acquisition of Albert Frei & Sons, Inc. (AFS), a leading aggregates producer in Colorado. On April 5, 2024, the Company completed the acquisition of 20 active aggregates operations in Alabama, South Carolina, South Florida, Tennessee and Virginia from Blue Water Industries LLC (BWI Southeast) for $2.05 billion in cash.

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Divestitures

On February 9, 2024, the Company divested its South Texas cement and related concrete operations to CRH Americas Materials, Inc., a subsidiary of CRH plc, for $2.10 billion in cash.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the three months ended March 31, 2024, was $172 million compared with $161 million for the prior-year period.

Cash paid for property, plant and equipment additions for the three months ended March 31, 2024, was $200 million.

During the three months ended March 31, 2024, the Company returned $197 million to shareholders through dividend payments and share repurchases. As of March 31, 2024, 12.5 million shares remained under the current repurchase authorization.

The Company had $2.6 billion of unrestricted cash and cash equivalents on hand and $1.2 billion of unused borrowing capacity on its existing credit facilities as of March 31, 2024.

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Revised Full-Year 2024 Guidance

The Company’s 2024 guidance table below reflects the AFS and BWI Southeast acquisitions and the South Texas cement and related concrete operations divestiture as of their respective closing dates. The revised guidance below for net earnings from continuing operations attributable to Martin Marietta and aggregates gross profit is burdened with an estimated $30 million purchase accounting impact for the fair market value write-up of inventory related to the BWI Southeast acquisition.

2024 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Total revenues[1]	$6,900	$7,300
Interest expense, net of interest income	$105	$115
Estimated tax rate[2]	22.5%	23.5%
Net earnings from continuing operations attributable to Martin Marietta[3]	$2,210	$2,300
Adjusted EBITDA[4]	$2,300	$2,440
Capital expenditures	$675	$725

Building Materials Business
Aggregates
Volume % change[5]	2.0%	6.0%
ASP % change[6]	11.0%	13.0%
Gross profit[7]	$1,710	$1,790

Cement, Ready Mixed Concrete and Asphalt and Paving
Gross profit	$405	$445

Magnesia Specialties Business
Gross profit	$100	$110

* Guidance range represents the low end and high end of the respective line items provided above.

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Estimated tax rate includes the tax impact of a nonrecurring gain on a divestiture.
3
Net earnings from continuing operations attributable to Martin Marietta include $1.2 billion for a nonrecurring gain on a divestiture partially offset by acquisition, divestiture and integration expenses, impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and a noncash asset and portfolio rationalization charge.
4
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
5
Volume change is for aggregates shipments net of acquisitions and divestitures, inclusive of internal tons, and is in comparison to 2023 shipments of 198.8 million tons.
6
ASP change is for aggregates average selling price and is in comparison to 2023 ASP of $19.84 per ton.
7
Aggregates gross profit includes an estimated $30 million impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its first-quarter 2024 earnings results on a conference call and an online webcast today (April 30, 2024). The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time and can be accessed at +1 (206) 962-3782 and using conference ID 60922384. Please call in at least 15 minutes in advance to ensure a timely connection. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q1 2024 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker

Director, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

First-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including revised 2024 Guidance) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic and weather events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding and any issues arising from such federal and state budgets, most particularly in Texas, North Carolina, Colorado, California, Georgia, Minnesota, Arizona, Iowa, Florida and Indiana; the United States Congress’ inability to reach agreement among themselves or with the Executive Branch on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending in response to this decline, particularly in Texas and West Virginia; sustained high residential mortgage rates and other factors that have resulted in a slowdown in residential construction in some geographies; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf of Mexico storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs and energy, particularly diesel fuel, electricity, natural gas and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of new waves of COVID-19 or its variants, or any other outbreak of disease, epidemic or pandemic, or similar public health threat, or fear of such event, and its related economic or societal response, including any impact on the Company's suppliers, customers or other business partners as well as on its employees; the performance of the United States economy; increasing governmental regulation, including environmental laws and climate change regulations at the federal and state levels; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; potential impact on costs, supply chain, oil and gas prices, or other matters relating to the war between Russia and Ukraine, the war in Israel and related conflict in the Middle East and the conflict between China and Taiwan; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; the strategic benefits, outlook, performance and opportunities expected as a result of acquisitions and portfolio optimization; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; cybersecurity risks; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended
	March 31,
	2024	2023
	(In Millions, Except Per Share Data)
Total Revenues	$1,251	$1,354
Total cost of revenues	979	1,051

Gross Profit	272	303

Selling, general and administrative expenses	118	104
Acquisition, divestiture and integration expenses	20	1
Other operating (income) expense, net	(1,287)	2
Earnings from Operations	1,421	196

Interest expense	40	42
Other nonoperating income, net	(33)	(17)
Earnings from continuing operations before income tax expense	1,414	171
Income tax expense	368	36
Earnings from continuing operations	1,046	135
Loss from discontinued operations, net of income tax benefit	—	(13)
Consolidated net earnings	1,046	122
Less: Net earnings attributable to noncontrolling interests	1	1
Net Earnings Attributable to Martin Marietta	$1,045	$121

Net Earnings (Loss) Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations	$16.92	$2.17
Basic from discontinued operations	—	(0.21)
	$16.92	$1.96

Diluted from continuing operations	$16.87	$2.16
Diluted from discontinued operations	—	(0.21)
	$16.87	$1.95

Weighted-Average Common Shares Outstanding:
Basic	61.8	62.1
Diluted	62.0	62.2

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in Millions)
Total revenues:
East Group	$526	$530
West Group	644	741
Total Building Materials business	1,170	1,271
Magnesia Specialties	81	83
Total	$1,251	$1,354

Earnings (Loss) from operations:
East Group	$128	$109
West Group	1,299	95
Total Building Materials business	1,427	204
Magnesia Specialties	24	20
Total reportable segments	1,451	224
Corporate	(30)	(28)
Consolidated earnings from operations	$1,421	$196
Interest expense	40	42
Other nonoperating income, net	(33)	(17)
Consolidated earnings from continuing operations before income tax expense	$1,414	$171

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights

	Three Months Ended
	March 31,
	2024		2023
	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials:
Aggregates	$885		$912
Cement and ready mixed concrete	265		340
Asphalt and paving	59		58
Less: Interproduct sales	(39)		(39)
Total Building Materials	1,170		1,271
Magnesia Specialties	81		83
Consolidated total revenues	$1,251		$1,354

Gross profit (loss):
Building Materials:
Aggregates	$239	27%	$238	26%
Cement and ready mixed concrete	31	12%	58	17%
Asphalt and paving	(22)	(36)%	(20)	(35)%
Total Building Materials	248	21%	276	22%
Magnesia Specialties	29	36%	25	30%
Corporate	(5)	NM	2	NM
Consolidated gross profit	$272	22%	$303	22%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	March 31,	December 31,
	2024	2023
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$2,648	$1,272
Restricted cash	2	10
Accounts receivable, net	703	753
Inventories, net	1,077	989
Current assets held for sale	18	807
Other current assets	70	88
Property, plant and equipment, net	6,600	6,186
Intangible assets, net	4,181	4,087
Operating lease right-of-use assets, net	382	372
Other noncurrent assets	559	561
Total assets	$16,240	$15,125

LIABILITIES AND EQUITY
Current maturities of long-term debt	$400	$400
Current liabilities held for sale	—	18
Other current liabilities	1,029	752
Long-term debt (excluding current maturities)	3,947	3,946
Other noncurrent liabilities	1,987	1,973
Total equity	8,877	8,036
Total liabilities and equity	$16,240	$15,125

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$1,046	$122
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	130	124
Stock-based compensation expense	15	14
Gain on divestitures and sales of assets	(1,333)	(1)
Deferred income taxes, net	(95)	6
Noncash asset and portfolio rationalization charge	49	—
Other items, net	(2)	(2)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	55	(14)
Inventories, net	(85)	(82)
Accounts payable	15	18
Other assets and liabilities, net	377	(24)
Net Cash Provided by Operating Activities	172	161

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(200)	(174)
Acquisitions, net of cash acquired	(488)	—
Proceeds from divestitures and sales of assets	2,107	22
Investments in life insurance contracts, net	6	4
Other investing activities, net	—	(4)
Net Cash Provided by (Used for) Investing Activities	1,425	(152)

Cash Flows from Financing Activities:
Payments on finance lease obligations	(5)	(4)
Dividends paid	(46)	(42)
Repurchases of common stock	(150)	(75)
Distributions to owners of noncontrolling interest	(1)	—
Shares withheld for employees’ income tax obligations	(27)	(17)
Net Cash Used for Financing Activities	(229)	(138)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	1,368	(129)
Cash, Cash Equivalents and Restricted Cash, beginning of period	1,282	359
Cash, Cash Equivalents and Restricted Cash, end of period	$2,650	$230

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended
	March 31,
	2024	2023	% Change
Total Shipments (in millions)
Aggregates tons	36.6	41.7	(12.3)%
Cement tons	0.6	1.0	(37.1)%
Ready mixed concrete cubic yards	1.2	1.5	(21.2)%
Asphalt tons	0.5	0.5	0.2%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; effective January 1, 2024, for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million, acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$1,045	$134
Add back (Deduct):
Interest expense, net of interest income	14	32
Income tax expense for controlling interests	368	35
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	128	122
Acquisition, divestiture and integration expenses	18	1
Nonrecurring gain on divestiture	(1,331)	—
Noncash asset and portfolio rationalization charge	49	—
Adjusted EBITDA	$291	$324

Reconciliation of the GAAP Measure to the 2024 Adjusted EBITDA Guidance

Mid-Point of Range
(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$2,255
Add back (Deduct):
Interest expense, net of interest income	110
Income tax expense for controlling interests	675
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	560
Acquisition, divestiture and integration expenses	22
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	30
Nonrecurring gain on divestiture	(1,331)
Noncash asset and portfolio rationalization charge	49
Adjusted EBITDA	$2,370

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended
	March 31,
	2024	2023

Aggregates:
Reported average selling price	$22.26	$19.83
Adjustment for impact of acquisitions	0.05	—
Organic average selling price	$22.31	$19.83
Adjustment for impact of product, geographic and other mix	0.03
Organic mix-adjusted ASP	$22.34

Reported average selling price variance	12.2%
Organic average selling price variance	12.5%
Organic mix-adjusted ASP variance	12.7%

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